UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 26, 2010

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Results of Special Meeting of Stockholders

(a)           At 3:00 p.m. (Eastern Time) on March 26, 2010, Ares Capital Corporation (“Ares Capital”) held a special meeting of its stockholders at The Westin Grand, located at 2350 M Street Northwest, Washington, D.C., United States 20037 (the “Special Meeting”).

(b)           The issued and outstanding shares of stock of Ares Capital entitled to vote at the Special Meeting consisted of 130,944,674 shares of common stock outstanding on the record date, February 2, 2010.  The common stockholders of Ares Capital voted on two matters at the Special Meeting, both of which were approved.  The final voting results from the Special Meeting were as follows:

(1)           A proposal to approve the issuance of the shares of Ares Capital common stock to be issued pursuant to the Agreement and Plan of Merger, dated as of October 26, 2009, among Ares Capital, Allied Capital Corporation (“Allied Capital”) and ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital.

FOR	AGAINST	ABSTAIN
88,554,166	627,518	278,690

(2)           A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal.

FOR	AGAINST	ABSTAIN
84,315,454	4,551,667	593,253

Item 8.01  Other Events.

On March 26, 2010, Ares Capital issued a press release announcing that the stockholders of Allied Capital and Ares Capital approved all proposals related to the pending merger transaction.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

99.1	Press Release, dated as of March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: March 26, 2010

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated as of March 26, 2010